Exhibit 10.1

VOTING AGREEMENT

Each of the undersigned directors and executive officers of Cheviot Financial Corp. (“Cheviot”) hereby agrees in his individual capacity as a shareholder to vote his shares of Cheviot Common Stock that are registered in his personal name and not in a fiduciary capacity (and agrees to use his reasonable efforts to cause all additional shares of Cheviot Common Stock owned jointly by him with any other person or by his spouse or over which he has voting influence or control to be voted, other than shares held in a fiduciary capacity) in favor of the Agreement and Plan of Merger by and between MainSource Financial Group, Inc. and Cheviot, dated November 23, 2015 (the “Agreement”) at any meeting of shareholders of Cheviot.  In addition, each of the undersigned directors hereby agrees not to make any transfers of shares of Cheviot with the purpose of avoiding his agreements set forth in the preceding sentence and agrees to cause any transferee of such shares to abide by the terms of this Voting Agreement. Notwithstanding the foregoing, the following transfers shall be permitted: (a) transfers by will or operation of law, in which case this Voting Agreement shall bind the transferee; (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Voting Agreement, provided, however that no action shall be required to be taken to obtain a pledge agreement from any pledgee with respect to any pledge existing as of the date of this Voting Agreement; (c) transfers in connection with estate or tax planning or similar purposes, including transfers to relatives, trusts, foundations and charitable organizations, subject to the transferee first agreeing in writing to be bound by the terms of this Agreement; (d) transfers to one or more other stockholders of Cheviot who are bound by a comparable voting agreement with MainSource Financial Group, Inc.; and (e) such transfers as MainSource Financial Group, Inc. may otherwise permit in its sole discretion.  Each of the undersigned is entering into this Voting Agreement solely in his capacity as an individual shareholder and, notwithstanding anything to the contrary in this Voting Agreement, nothing in this Voting Agreement is intended or shall be construed to require any of the undersigned, in his capacity as a director of Cheviot, to act or fail to act in accordance with his fiduciary duties in such director capacity. Furthermore, none of the undersigned makes any agreement or understanding herein in his capacity as a director of Cheviot.  Notwithstanding any contrary provision herein, this Voting Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earliest of (a) the approval of the Agreement by the shareholders of Cheviot; (b) the termination of the Agreement in accordance with its terms; (c) the taking of such action whereby a majority of Cheviot’s Board of Directors, in accordance with the terms and conditions of Section 6.10.5 of the Agreement, withdraws its favorable recommendation of the Agreement to its shareholders; or (d) upon mutual written agreement of the parties to terminate this Voting Agreement.  Upon termination or expiration, no party shall have any further obligations or liabilities hereunder. This Voting Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

[Signature page follow]

Dated this 23rd day of November, 2015.

/s/ Steven R. Hausfeld	/s/ James E. Williamson
Steven R. Hausfeld	James E. Williamson

/s/ J. David Rosenberg	/s/ John T. Smith
J. David Rosenberg	John T. Smith

/s/ Mark T. Reitzes	/s/ Scott T. Smith
Mark T. Reitzes	Scott T. Smith

/s/ Kevin M. Kappa	/s/ Jeffrey J. Lenzer
Kevin M. Kappa	Jeffrey J. Lenzer

/s/ Timothy J. Beck	/s/ Daniel C. James
Timothy J. Beck	Daniel C. James

/s/ Patricia L. Walter
Patricia L. Walter